Zion Oil & Gas Newsletter
August 7, 2009
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Elisha Roih
Zion's Vice President - Israeli Operations
until February 28, 2009

Dear Shareholder and/or Friend of Zion...

Last Saturday night, at 8:15 p.m. Israel time, Israel's 'Channel 2' TV broadcast a short news documentary film regarding Zion Oil & Gas and the drilling operations in Northern Israel. A much shortened version (in English) was also made available on the internet at Israeli (English) news sites.

John Brown (Zion's Founder and Chairman of the Board) and Glen Perry (Zion's President and Chief Operating Officer) were both interviewed, as one would expect.

However, also interviewed was Zion Oil veteran Elisha Roih (pictured above).

Elisha supported John Brown in the very early days of John's visits to Israel. He was (until the end of February 2009) Zion's Vice President - Israeli Operations and also the formal representative of Zion Oil & Gas to the State of Israel.

During his interview, Elisha mentioned that, during his many years in the oil & gas business in Israel, he had been asked a number of times to represent people who wanted to drill for oil 'by faith' in Israel. He had always declined.

He recounted that, when he first met John Brown, he had asked him: "How do you hope to accomplish what your faith wants you to do? The oil & gas business is an extremely hard and very expensive business."

Elisha then explained that he heard something that he had not heard before.

John replied that: "The first thing we have to do is put together a team of oil & gas professionals. I may have faith but we need the expertise."

Elisha realized that John's approach of 'deep commitment' plus 'a professional approach' would stand the best chance of success and so he agreed to help.

The rest, as they say, is history... but without Elisha's help, Zion Oil & Gas may never have come into existence.

In fact, Elisha has put in a lifetime of service - as a very young member of the British Army's Jewish Brigade during WW2 and as a veteran of the Israel Defense Force, attaining the rank of a full Colonel. He is a true hero of the State of Israel.

He may no longer work in Zion's office, but he will always be a member of the Zion family.

The Ma'anit-Rehoboth #2 Well

Visit by Dr. Uzi Landau on July 23, 2009
(Israel's Minister of National Infrastructure)

Drilling Operations on the Ma'anit-Rehoboth #2 Well

This past week, we continued to make good drilling progress and, as I write, we are drilling through shale and dolomite at a depth of approximately 17,140 feet (5,225 meters) towards our final target of approximately 18,040 feet (5,500 meters).

Zion's Drilling Manager, Jerry Carlisle, noted that, during the last few days, we have been drilling without a mud motor "in the old fashioned way", using the rotary drill - it's both effective and less expensive. He also commented that, "Everything's going according to plan."

You may be interested to know that when the drill bit requires replacing (due to being worn out), it takes twelve hours to 'trip out' (i.e. pull the drill pipe out of the hole) and then another twelve hours to 'trip in' (i.e. run the drill pipe back in the hole). So at the current depth, it takes a minimum of twenty four hours to change a drill bit.

As I write, we are waiting for confirmation that we are already drilling in the Permian geological formation. We have sent cuttings from our well, for examination by a 'micropaleontologist' (a scientist who studies microfossils). The cuttings are being examined under a microscope, in order to see if microfossils from the Permian geological age are present.

In other words, as Jerry Carlisle put it, "The bug pickers are looking for the right kind of bugs."

(New) Rights Offering

On Wednesday, July 29, 2009, Zion filed a registration statement with the Securities and Exchange Commission with respect to a proposed Rights Offering to its common stockholders of up to two (2) million shares of common stock. Each whole subscription right will entitle the holder to purchase one share of common stock for $5.00.

Under the proposed rights offering, stockholders have the right to purchase thirteen (13) shares of stock for every one hundred (100) shares of common stock owned on the record date. This is identical to 0.13 subscription rights for each share of common stock owned on the record date.

Should the rights offering be fully subscribed, the company would receive gross proceeds of $10 million, to be used for Zion's multi-well drilling plan.

If you were among the many hundreds of our stockholders who did not receive as many $5 shares as you subscribed for, this is your 'second chance' opportunity. Of course, this offer is open to everyone who is a stockholder of record on the (as yet undetermined) record date.

Map of Licenses and Exploration Areas

The above map shows the following detail: our exploration areas, the site of our current well (the Ma'anit-Rehoboth #2) on the Joseph License, the site of our planned next well (the Elijah #3), on the Asher-Menashe License and the extent of the Issachar-Zebulun Permit area.

This past week we signed an agreement with Kibbutz Ein Carmel regarding Zion's right to use the site of the planned Elijah #3 well. The Kibbutz has begun removing its equipment from the site and very soon we will begin preparation work so that, when appropriate, the drilling rig will be able to move directly from Kibbutz Ma'anit to Kibbutz Ein Carmel.

In addition, we are furthering our investigation and understanding of the Issachar-Zebulun Permit area in order to plan our program on that area.

"About Zebulun he said: "Rejoice, Zebulun, in your going out and you, Issachar, in your tents.

They will summon peoples to the mountain and there offer sacrifices of righteousness; they will feast on the abundance of the seas, on the treasures hidden in the sand."

Deuteronomy 33: 18,19

2009 Annual Meeting - Highlights Video

You may be interested in viewing a video of the highlights of Zion's 2009 Annual Meeting that was held in Dallas in June. The video can be seen by going to Zion's homepage on www.zionoil.com and clicking on the play button.

Everyone I have spoken to who has seen the video found it deeply moving. Thanks go to Drew Louis (Zion's Vice President of Administration) for masterful editing and video production skills and also Steve Spillman (Author and friend) for conducting the interviews so professionally.

Please take the time to see the video, as I think it speaks to the heart of what Zion Oil & Gas, Inc. is about.

Zion website maintenance:

Please note that Zion's website will be undergoing maintenance, tonight, August 7, 2009. So, Zion's website will be unavailable for a maximum of (just) three hours, between 11:00 p.m. and 2:00 a.m. Dallas time.

Just a final thought:

Today's date is August 7, 2009. The English write that date as 07.08.09.
Earlier today it was 12:34 p.m. - and 56 seconds later it was:

12:34:56  07.08.09

"To everything there is a season, and a time to every purpose under heaven."

Ecclesiastes 3

Thank you for your continued support of Zion

Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

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FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, timing and potential results thereof and plans contingent thereon and rights offering are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE
Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION ( 1-888-891-9466 ).

Contact Information
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More information about Zion is available at www.zionoil.com or by contacting Kim Kaylor at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com